Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252441

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 3, 2022)

Up to US$50,000,000

Common Shares

We have entered into an At Market Issuance Sales Agreement, dated September 1, 2023, which we refer to as the Sales Agreement, with B. Riley Securities, Inc. (“Agent” or “B. Riley”), relating to the issuance and sale of our common shares offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares under this prospectus supplement having an aggregate offering price of up to $50,000,000 from time to time through or to B. Riley, as sales agent or principal.

Our common shares are listed on The Nasdaq Capital Market under the symbol “TLSA.” On August 31, 2023, the last reported price of the common shares on The Nasdaq Capital Market was $0.73 per share.

Sales of common shares under this prospectus supplement, if any, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley will act as sales agent or principal on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate equal to up to 3.0% of the gross sales price per common share sold. In connection with the sale of common shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification to the Agent against certain liabilities, including liabilities under the Securities Act.

See the “Plan of Distribution” section beginning on page S-28 of this prospectus supplement for a description of the compensation payable to B. Riley as Agent.

Investing in the common shares involves a high degree of risk. Before buying any securities, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-5 of this prospectus supplement, page 7 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is September 1, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. This prospectus supplement amends and supplements the information contained in the prospectus filed as a part of our registration statement on Form F-3 (File No. 333-252441), which was declared effective as of March 3, 2022 (the “Registration Statement”). This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein filed prior to the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Before buying any of the common shares offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

“Tiziana,” the Tiziana logo and other trademarks or service marks of Tiziana Life Sciences Ltd. appearing in this prospectus supplement are the property of Tiziana or its subsidiaries. This prospectus supplement contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols.

In this prospectus supplement, except where the context otherwise requires and for purposes of this prospectus supplement only:

●	“we,” “us,” “our company,” “the Company,” “the registrant,” “our,” “Tiziana” and “Tiziana Life Sciences Ltd.” refer to Tiziana Life Sciences plc and its wholly-owned subsidiaries, Tiziana Therapeutics, Inc., Tiziana Pharma Limited. and Longevia Genomics S.r.l.;

●	“shares” refer to our ordinary shares;

●	discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in a jurisdiction outside of the United States are required to inform themselves about and to observe any restrictions that are applicable to that jurisdiction, as to this offering and the distribution of this prospectus supplement.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus supplement and the documents that we incorporate by reference, particularly in the sections of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date on the front cover of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a clinical-stage biopharmaceutical company developing breakthrough therapies using transformational drug delivery technologies to enable alternative routes of immunotherapy. Our innovative nasal approach has the potential to provide an improvement in efficacy as well as safety and tolerability compared to intravenous (IV) delivery. Our lead candidate, intranasal foralumab, the only fully human anti-CD3 mAb, has demonstrated a favorable safety profile and clinical response in patients in studies to date. Our technology for alternative routes of immunotherapy has been patented with several applications pending and is expected to allow for broad pipeline applications. Intranasal foralumab is slated to start Phase 2b in non-active secondary progressive multiple sclerosis (na-SPMS) in Q4 2023 and has been cleared to study in patients with mild to moderate Alzheimer’s disease. Addition indications under consideration include ALS, Long COVID, Early Onset Type 1 DM and Intracerebral hemorrhage. We are led by a team of highly qualified executives with extensive drug development and commercialization experience.

We employ a lean and virtual research and development, or R&D, model using highly experienced teams of experts for each business function to maximize value accretion by focusing resources on the drug discovery and development processes.

On May 25, 2021 we announced that the first expanded access (EA) patient with na-SPMS was dosed with nasally administered foralumab at the Brigham and Women’s Hospital (BWH), Harvard Medical School, Boston, MA. Nasal foralumab 50 mcg (25 mcg/nostril) was administered in 3-week cycles, with 3 times/week dosing for the first 2 weeks followed by 1 week of rest period. This first-ever clinical study in SPMS patients, under an Individual Patient Expanded Access IND to evaluate routine safety, tolerability, and neurological behaviors as well as examining microglial activation, by positron emission tomography (PET), immunological and neurodegenerative markers to assess clinical responses following the dosing regimen.

On January 20, 2022, FDA approved enrollment of a second EA SPMS patient for treatment with intranasal foralumab. Based on the safety data from the first two EA patients, the FDA granted permission to enroll up to eight additional na-SPMS patients. As part of the original treatment plan, the foralumab dose will remain 50 mcg three times a week (MWF), which is the same dose administered previously to the first two SPMS patients. The dosing regimen in this IND also has a provision for dose escalation up to 100 mcg three times a week (MWF) as an option to improve clinical benefit, if needed.

On March 10, 2022, we reported positive clinical data in the EA1 (expanded access patient #1) following completion of six months of treatment with intranasally administered foralumab. In addition to being well-tolerated, both biological and clinical improvements were seen. Importantly, the PET imaging data indicated inhibition of microglial cell activation observed at 3 months following treatment initiation and was sustained at 6 months after treatment start.

On June 8, 2022, we announced positive 3-month clinical results for EA2. These results confirm the previously reported data, from the EA1 that after three months of treatment, intranasal foralumab. was well-tolerated and improved clinical and PET imaging analyses.

On November 10, 2022, we announced our corporate focus on developing intranasal foralumab for inflammatory diseases of the Central Nervous System (CNS) such as non-active SPMS, Alzheimer’s disease and amyotrophic lateral sclerosis (ALS). This was based on the marked improved of EA2. In 2022, upon beginning the EA program, EA2 required a cane for walking. By the end of 2022, we reported he no longer needed a cane to walk 200 feet.

On June 5, 2023 we announced that 3 out of 4 of our new EA patients (EA3 through 6) had improved 3-month PET scans compared to baseline. When adding the improved 3-month PET scans of EA1 and EA2 83% (5 of 6) EA patients with na-SPMS showed 3-month PET scan improvements. This data informed us to choose 3-month PET scans of the brain to be the primary endpoint in its phase 2a protocol submitted to the FDA in the beginning of July. We anticipate having an investigator’s meeting in September 2023 and plan to enroll our first patient in the study in Q4-2023.

In August 2023, we announced the intranasal foralumab Alzheimer’s disease IND received a “may proceed” clearance e-mail from the FDA. Intranasal foralumab represents a novel approach to the potential treatment of mild to moderate Alzheimer’s disease by treating neuroinflammation either as concomitant therapy or standalone. The first patient is anticipated to be enrolled Q4-2023/Q1-2024.

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

●	We may fail to demonstrate the safety and therapeutic utility of our product candidates to the satisfaction of applicable regulatory authorities, which would prevent or delay regulatory approval and commercialization.

●	We depend on enrollment of patients in our clinical trials for our product candidates and may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates and could materially adversely affect our research and development efforts and business, financial condition and results of operations.

●	We have incurred net losses in every year since our inception. We anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We need substantial additional funding to complete the development of our product candidates, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate certain of our product development, research operations or future commercialization efforts, if any.

●	We rely, and expect to continue to rely, on third parties to conduct our preclinical studies and clinical trials and for product manufacturing. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

●	Our rights to develop and commercialize our product candidates are subject to the terms and conditions of licenses granted to us by others. If we fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose license rights that are important to the business.

●	If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.

●	Our common shares may be delisted from The Nasdaq Capital Market if we fail to comply with continued listing standards.

●	Because we are a foreign corporation, you may not have the same rights as a shareholder in a U.S. corporation.

●	Claims of U.S. civil liabilities may not be enforceable against us.

●	If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

Corporate Information

We were originally incorporated under the laws of England and Wales on February 11, 1998 with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On August 20, 2021 we announced that we had formally commenced a strategic plan to change our corporate structure by establishing Tiziana Life Sciences Ltd, a Bermuda-incorporated company, to become the ultimate parent company of the Tiziana Group. The reorganization was performed under a scheme of arrangement under Part 26 of the UK Companies Act 2006 and became effective on October 20, 2021, at which point all shareholders became shareholders in the new Bermuda company.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is Tiziana Therapeutics, Inc.

“Tiziana,” the Tiziana logo and other trademarks or service marks of Tiziana Life Sciences Limited appearing in this prospectus supplement are the property of Tiziana or our subsidiaries. This prospectus supplement contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols.

The Offering

Securities offered	Common shares having an aggregate offering price of up to US$50,000,000.

Manner of offering	“At the market offering” that may be made from time to time through or to B. Riley Securities, Inc., as sales agent or principal. See “Plan of Distribution” on page S-28.

Common shares to be outstanding immediately after this offering (1)	170,765,765 common shares

Use of proceeds	We intend to use net proceeds from this offering (i) to complete our Phase 2a clinical trial for the intra-nasal delivery of Foralumab in patients with non-active secondary progressive multiple sclerosis, (ii) to expedite the clinical development of Foralumab in Alzheimer’s, (iii) to develop Foralumab for other indications, and (iv) for working capital and other general corporate purposes. See “Use of Proceeds” on page S-10.

Nasdaq Capital Market Symbol	Our common shares are listed on The Nasdaq Capital Market under the symbol “TLSA.”

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 7 of the accompanying prospectus as well as the other information included in or incorporated by reference in this prospectus supplement for a discussion of risks you should consider carefully before making an investment decision.

(1)	The number of shares of our common shares that will be outstanding after this offering is based on 102,272,614 common shares outstanding as of August 31, 2023, and excludes as of that date:

●	2,127,138 common shares issuable upon the exercise of share options at exercise prices of between $0.57 and $2.06 per common share;

●	591,749 common shares that may be issued upon the exercise of warrants to purchase common shares at exercise prices of between $2.52 and $6.30 per common share; and

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding share options or warrants after August 31, 2023.

Unless otherwise stated, all information contained in this prospectus supplement reflects the assumed public offering price of US$0.73 per common share, which was the closing price of our common shares on The Nasdaq Capital Market on August 31, 2023.

RISK FACTORS

An investment in the common shares involves a high degree of risk. Prior to making a decision about investing in these securities, you should carefully consider the specific risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2022, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition or results of operations could be materially adversely affected by any of these risks which cause you to lose all or part of your investment in the offered securities. Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the prospectus supplement are forward-looking statements. Please also see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Offering

The actual number of common shares we will issue under the Sales Agreement, at any one time or in total, if any, is uncertain.

Subject to certain limitations in the sales agreement with B. Riley and compliance with applicable law, we have the discretion to deliver placement notices to B. Riley at any time throughout the term of the Sales Agreement. The number of common shares that are sold by B. Riley after our delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with B. Riley.

The common shares offered under this prospectus supplement may be sold in “at the market offerings”, and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares under this prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their common shares as a result of sales made at prices lower than the prices they paid.

We may lose our foreign private issuer status in the future, which would result in significant additional costs and expenses.

In the future, we may lose our foreign private issuer status if a majority of our shareholders and a majority of our directors or management are US citizens or residents. If we lose our foreign private issuer status, we will have to mandatorily comply with US federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We will be required to file periodic reports and registration statements on US domestic issuer forms containing financial statements prepared in accordance with US generally accepted accounting principles with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, if we lose our status as a foreign private issuer we will become subject to the Nasdaq corporate governance requirements. As a result, the regulatory and compliance costs to us may be significantly higher if we cease to qualify as a foreign private issuer.

Our senior management team may invest or spend the net proceeds of this offering, if any, in ways with which you may not agree or in ways which may not yield a significant return.

Our senior management will have broad discretion over, and we could spend, the net proceeds from this offering, if any, in ways with which the holders of common shares may not agree or that do not yield a favorable return, if any. We expect to use our existing cash and cash equivalents and the net proceeds from this offering, if any, (i) complete our Phase 2a clinical trial for the intra-nasal delivery of Foralumab in patients with non-active secondary progressive multiple sclerosis, (ii) to expedite the clinical development of Foralumab in Alzheimer’s, (iii) to develop Foralumab for other indications, and (iv) for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets, however, we have no current commitments or obligations to do so. Furthermore, our senior management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common shares.

We need substantial additional funding to complete the development of our product candidates, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate certain of our product development, research operations or future commercialization efforts, if any.

Our operations have consumed substantial amounts of cash since inception, and we expect our expenses to increase in connection with our ongoing activities, particularly as we continue the R&D of, initiate further clinical trials of and seek marketing approval for, our product candidates. In addition, if we obtain marketing approval for our product candidates, we expect to incur significant expenses related to product sales, marketing, manufacturing and distribution. Furthermore, we expect to incur additional costs associated with operating as a public company listed on the Nasdaq in the United States. Our future capital requirements will depend on many factors, including:

●	the scope, progress, results and costs of laboratory testing, manufacturing, preclinical and clinical development for our current and future product candidates;

●	the costs, timing and outcome of regulatory review of our product candidates;

●	the extent to which we acquire or in-license and develop other product candidates and technologies;

●	our ability to establish and maintain collaborations and license agreements on favorable terms, if at all;

●	the costs, timing and outcome of potential future commercialization activities, including manufacturing, marketing, sales and distribution for our product candidates for which we receive marketing approval;

●	the costs of developing, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims; and

●	the sales price and availability of adequate third-party coverage and reimbursement for our product candidates, if and when approved.

Developing product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our product revenues, if any, will be derived from or based on sales of product candidates that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, if at all. To the extent that additional capital is raised through the issuance of equity or equity-linked securities, the issuance of those securities could result in substantial dilution for our current shareholders and the terms of any future issuance may include liquidation or other preferences that adversely affect the rights of our current shareholders. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our product candidates or grant licenses on terms that are not favorable to us. Furthermore, the potential issuance of additional securities in the future, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common shares, to decline and existing shareholders may not agree with our financing plans or the terms of such financings.

If we are unable to obtain adequate funding on a timely basis, we may be required to significantly curtail, delay or discontinue our R&D programs of our product candidates or any future commercialization efforts, be unable to expand our operations or be unable to otherwise capitalize on our business opportunities, as desired, which could harm our business and potentially cause us to discontinue operations.

You will experience immediate and substantial dilution in the net tangible book value per share of the common shares you purchase.

Since the offering price per share of the common shares being offered is substantially higher than the net tangible book value per share of common shares, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. Assuming that an aggregate of 68,493,151 common shares are sold at a price of $0.73 per common share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 31, 2023, for aggregate gross proceeds of approximately $50 million, and after deducting commissions and estimated offering expenses payable by us, if you purchase common shares in this offering, you will suffer immediate and substantial dilution of approximately $0.33 per share in the net tangible book value of the common shares. See the section entitled “Dilution” on page S-10 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

Our common shares may be delisted from The Nasdaq Capital Market if we fail to comply with continued listing standards.

If we fail to meet any of the continued listing standards of The Nasdaq Capital Market, our common shares could be delisted from The Nasdaq Capital Market. These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;

●	stockholders’ equity of $2.5 million;

●	500,000 shares of publicly-held common stock with a market value of at least $1 million;

●	300 round-lot stockholders; and

●	compliance with Nasdaq’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of Nasdaq’s discretionary authority.

On June 14, 2022, we received a written notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) notifying us that were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”), as the minimum bid price of the Company’s common shares has been below $1.00 per share for 30 consecutive business days. On December 13, 2022, Nasdaq notified us that we were eligible for an additional 180 calendar day period, or until June 12, 2023, to regain compliance.

On April 21, 2023, we received notice from Nasdaq that we had regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

On July 19, 2023, we received Notice from Nasdaq notifying us that were not in compliance with the Rule, as the minimum bid price of the Company’s common shares has been below $1.00 per share for 30 consecutive business days and that we have until January 16, 2024 to regain compliance.

If we fail to comply with Nasdaq’s continued listing standards, we may be delisted and our common shares will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements. In addition, delisting of our common shares could depress our stock price, substantially limit liquidity of our common shares and materially adversely affect our ability to raise capital on terms acceptable to us, or at all. Finally, delisting of our common shares could result in our common shares becoming a “penny stock” under the Exchange Act.

The prices of the common shares may be volatile and fluctuate substantially, which could result in substantial losses for holders of the common shares.

The market prices of the common shares on The Nasdaq Capital Market may be volatile and fluctuate substantially. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, holders of the common shares may not be able to sell their common shares at or above the price at which they were purchased. The market price for the common shares may be influenced by many factors, including:

●	the success of competitive products or technologies;

●	results of clinical trials of Foralumab, anti-IL6R mAb (TZLS-501), Milciclib and any other future product candidate that we develop;

●	results of clinical trials of product candidates of our competitors;

●	changes or developments in laws or regulations applicable to Foralumab, anti-IL6R mAb (TZLS-501), Milciclib and any other future product candidates that we develop;

●	our entry into, and the success of, any collaboration agreements with third parties;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the level of expenses related to any of our product candidates or clinical development programs;

●	the results of our efforts to discover, develop, acquire or in-license additional product candidates, products or technologies;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in the biotechnology and pharmaceutical sectors;

●	general economic, industry and market conditions;

●	the trading volume of common shares on The Nasdaq Capital Market; and the other factors described in this “Risk Factors” section.

If securities or industry analysts cease to publish research reports about us or our industry, or if they adversely change their recommendations regarding our common shares, the market price for the common shares and trading volume could decline.

The trading market for the common shares is influenced by research reports that industry or securities analysts publish about us or our industry. If one or more analysts who cover us downgrade the common shares, the market price for the common shares would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the common shares to decline.

We have no present intention to pay dividends on our common shares in the foreseeable future and, consequently, your only opportunity to achieve a return on your investment during that time is if the price of the common shares appreciates.

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under the Companies Act 1981 of Bermuda, which we refer to in this prospectus as the “Companies Act” we may declare or pay a dividend only if we have reasonable grounds for believing that we are, or would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby be less than our liabilities. Any declaration of a dividend by our board of directors will depend on many factors, including our financial condition, results of operations, legal requirements and other factors. Accordingly, if the price of the common shares falls in the foreseeable future, you will incur a loss on your investment, without the likelihood that this loss will be offset in part or at all by potential future cash dividends.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common shares less attractive to investors.

We are an “emerging growth company” as defined in the SEC’s rules and regulations and we will remain an emerging growth company until the earlier to occur of (a) the last day of the fiscal year (1) following the fifth anniversary of the completion of this offering, (2) in which we have total annual gross revenues of at least $1.07 billion or (3) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the prior December 31, or (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404;

●	not being required to comply with any requirement that has or may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	being permitted to provide only two years of audited financial statements in this prospectus, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” disclosure;

●	reduced disclosure obligations regarding executive compensation; and

●	an exemption from the requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of reduced reporting burdens in this prospectus. In particular, we have not included all of the executive compensation information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common shares less attractive if we rely on certain or all of these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our common share price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and, as a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” if the market value of our common shares held by non-affiliates is below $250 million (or $700 million if our annual revenue is less than $100 million) as of June 30 in any given year, which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and, when required, our proxy statements.

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to US$50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby (i) complete our Phase 2a clinical trial for the intra-nasal delivery of Foralumab in patients with non-active secondary progressive multiple sclerosis, (ii) to expedite the clinical development of Foralumab in Alzheimer’s, (iii) to develop Foralumab for other indications, and (iv) for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets, however, we have no current commitments or obligations to do so.

Management’s plans for the use of the proceeds of this offering are subject to change due to unforeseen events and opportunities, and the amounts and timing of our actual expenditures depend on several factors, including our expansion plans and the amount of cash generated or used by our operations. We cannot specify with certainty the particular uses for the net proceeds to be received upon completion of this offering. Accordingly, our management will have broad discretion in using the net proceeds of this offering. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION

If you purchase common shares in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per common share you will pay in this offering and the pro forma net tangible book value per common share after this offering.

Our historical net tangible book value as of December 31, 2022, was approximately $19.6 million, corresponding to a net tangible book value of $0.19 per common share, as of such date. We calculate our historical net tangible book value per share or per common share by taking the amount of our total tangible assets, subtracting the amount of our total liabilities, and then dividing the difference by the actual total number of common shares outstanding.

After giving effect to the sale of common shares in the aggregate amount of US$50 million at an assumed offering price of US$0.73 per common share, which was the closing price of common shares on The Nasdaq Capital Market on August 31, 2023, and after deducting estimated offering commissions and expenses payable by us, our  as adjusted net tangible book value as of December 31, 2022 would have been would have been $0.40 per common share. This represents an immediate increase in net tangible book value of $0.21 per common share to existing shareholders and an immediate dilution of $0.33 per common share to new investors purchasing common shares in this offering. Dilution per common share to new investors is determined by subtracting the as adjusted net tangible book value per common share after this offering from the public offering price per common share paid by new investors.

The following table illustrates this dilution:

Assumed public offering price per common share		$0.73
Net tangible book value per common share as at December 31, 2022	$0.19
Increase in net tangible book value per common share attributable to purchasers purchasing common shares in this offering	$0.21
As adjusted net tangible book value per common share		$0.40
Dilution per common share to purchasers in this offering		$0.33

The number of shares of our common shares that will be outstanding after this offering is based on 102,272,614 common shares outstanding as of December 31, 2022 , and excludes as of that date:

●	3,807,763 common shares issuable upon the exercise of share options at exercise prices of between $0.97 and $4.35 per common share;

●	591,749 common shares that may be issued upon the exercise of warrants to purchase common shares at exercise prices of between $2.76 and $6.90 per common share; and

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM OF ASSOCIATION

Introduction

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our memorandum of association, or Memorandum, and relevant provisions of the Bermuda Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our memorandum of association and applicable Bermuda law.

We were originally incorporated under the laws of England and Wales on February 11, 1998 under the name of Bigboom plc, with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On October 19, 2021, pursuant to a UK scheme of arrangement, a Bermuda-incorporated company that is tax resident in England acquired the business of Tiziana Life Sciences plc, in succession to us, and the holders of ordinary shares of Tiziana Life Sciences plc received new common shares of the Bermuda company in exchange for their ordinary shares of Tiziana Life Sciences plc. Our new name, operating as a Bermuda company. is Tiziana Life Sciences Ltd.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

General

Our share capital comprises common shares of par value $0.0005 each and preference shares of par value $0.001 each. Subject to a resolution of shareholders to the contrary and any special rights previously conferred on the holders of any existing shares or class of shares, the Board is authorized to issue any unissued shares on such terms and conditions as it may determine.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company.

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. We do not anticipate paying cash dividends in the foreseeable future.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.

Transfer of Shares

Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other common form as our board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor. Shares that are listed or admitted to trading on an ‘appointed stock exchange’ (as defined pursuant to the Companies Act, which includes Nasdaq) may be transferred in accordance with the rules and regulations of the exchange, without the requirement of using a form of transfer in the form set out in the bye-laws.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called. We have chosen not to waive the convening of an annual general meeting.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our board of directors may convene an annual general meeting and the chairman or a majority of our directors then in office may convene a special general meeting. Under our bye-laws, at least 21 days’ notice of an annual general meeting or 5 days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. Subject to the rules of Nasdaq, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 33 1/3% of total voting rights of all issued and outstanding shares.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our bye-laws provide that our board of directors shall consist of such number of directors as the board of directors may determine. Our board of directors consists of four directors. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms will be staggered so that the term of only one class of directors expires at each annual general meeting. The initial terms of the Class I, Class II and Class III directors will expire in 2022, 2023 and 2024, respectively. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.

A shareholder holding any percentage of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.

The compensation of our directors will be determined by the board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.

A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law may vote in respect of the contract or arrangement and be counted in quorum.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. Bye-laws 37, 38, 39, 40, 42, 76 and 78.2 may not be rescinded, altered or amended and no new bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such bye-laws, until the same has been approved by a resolution of the board including the affirmative vote of not less than 66 and 2/3% of the directors then in office and by a resolution of the shareholders including the affirmative vote of shares carrying not less than 66 and 2/3% of the total voting rights of all issued and outstanding shares.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Mergers and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that if the amalgamation or merger is a “business combination” (see below) the approval of 66 2/3 % of the total voting rights of all our issued and outstanding shares (other than any “interested shareholder”) at a meeting of shareholders to approve the amalgamation or merger agreement shall be sufficient, and the quorum for such meeting shall be two or more persons present throughout the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all our issued and outstanding shares. Similarly, if the amalgamation or merger is not a “business combination”, but is not approved by the board, the approval of 66 2/3 % of the total voting rights of all our issued and outstanding shares (other than any “interested shareholder”) at a meeting of shareholders to approve the amalgamation or merger agreement shall be sufficient, and the quorum for such meeting shall be two or more persons present throughout the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all our issued and outstanding shares. If the amalgamation is not a “business combination” and is approved by the board the approval of a simple majority of votes cast at a meeting of shareholders shall be sufficient to approve the amalgamation or merger agreement, and the quorum for such meeting shall be two or more persons present throughout the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all our issued and outstanding shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our bye-laws. Specifically, our bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

●	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and voting shares outstanding at the time the transaction commenced; or

●	after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 662/3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it. When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to our bye-laws, our board of directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

Our bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermudan dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermudan dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes Nasdaq. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

Transfer Agent and Registrar

A register of holders of the common shares will be maintained by Conyers Corporate Service (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by Computershare, which will also serve as transfer agent. The transfer agent’s address is Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078.

BERMUDA COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum of association and bye-laws and by the corporate law of Bermuda. The provisions of the Companies Act, which applies to us, differ in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their stockholders. The following is a summary of significant differences between the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us and our shareholders and the provisions of the Delaware General Corporation Law applicable to U.S. companies organized under the laws of Delaware and their stockholders.

Bermuda	Delaware
Shareholder meetings

—

May be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings.

— May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
— May be held in or outside Bermuda.	— May be held in or outside of Delaware.
— Notice:	— Notice:
— Shareholders must be given at least five days’ advance notice of a general meeting, but the unintentional failure to give notice to any person does not invalidate the proceedings at a meeting.	— Written notice shall be given not less than ten nor more than 60 days before the meeting.
— Notice of general meetings must specify the place, the day and hour of the meeting and in the case of special general meetings, the general nature of the business to be considered.

—

Whenever stockholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

— Our bye-laws provide that at least 21days’ notice of an annual general meeting and 5 days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting.

Shareholders’ voting rights
— Shareholders may act by written consent to elect directors. Shareholders may not act by written consent to remove a director or auditor.	— With limited exceptions, stockholders may act by written consent to elect directors unless prohibited by the certificate of incorporation.

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Generally, except as otherwise provided in the bye-laws, or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast. Any person authorized to vote may authorize another person or persons to act for him or her by proxy.

— Any person authorized to vote may authorize another person or persons to act for him or her by proxy.

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The voting rights of shareholders are regulated by a company’s bye-laws and, in certain circumstances, by the Companies Act. The bye-laws may specify the number to constitute a quorum and if the bye-laws permit, a general meeting of the shareholders of a company may be held with only one individual present if the requirement for a quorum is satisfied. Subject to the rules of Nasdaq, our bye-laws provide that the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all issued and outstanding shares.

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For stock corporations, the certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

— Our bye-laws provide that a quorum must be present throughout the meeting.	— When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.
— The bye-laws may provide for cumulative voting, although our bye-laws do not.	— The certificate of incorporation may provide for cumulative voting.

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The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company.

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Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by stockholders of each constituent corporation at an annual or special meeting.

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Every company may at any meeting of its board of directors sell, lease or exchange all or substantially all of its property and assets as its board of directors deems expedient and in the best interests of the company to do so when authorized by a resolution adopted by the holders of a majority of issued and outstanding shares of a company entitled to vote.

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Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote.

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Any company that is the wholly owned subsidiary of a holding company, or one or more companies which are wholly owned subsidiaries of the same holding company, may amalgamate or merge without the vote or consent of shareholders provided that the approval of the board of directors is obtained and that a director or officer of each such company signs a statutory solvency declaration in respect of the relevant company.

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Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting.

— Any mortgage, charge or pledge of a company’s property and assets may be authorized without the consent of shareholders subject to any restrictions under the bye-laws.

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Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides.

Directors

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The board of directors must consist of at least one director.

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The number of directors is fixed by the bye-laws, and any changes to such number must be approved by the board of directors and/or the shareholders in accordance with the company’s bye-laws.

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The board of directors must consist of at least one member.

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Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

— Removal:	— Removal:

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Under our bye-laws, any or all directors may be removed only with cause by the holders of a majority of the shares entitled to vote at a special meeting convened and held in accordance with the bye-laws for the purpose of such removal.

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Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

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In the case of a classified board, stockholders may effect removal of any or all directors only for cause.

Duties of directors

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The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our Board of Directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

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a duty to act in good faith in the best interests of the company;

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a duty not to make a personal profit from opportunities that arise from the office of director;

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a duty to avoid conflicts of interest; and

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a duty to exercise powers for the purpose for which such powers were intended.

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Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its stockholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the stockholders generally.

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The Companies Act imposes a duty on directors and officers of a Bermuda company:

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to act honestly and in good faith with a view to the best interests of the company; and

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to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

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The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders, creditors or any class thereof. Our shareholders may not have a direct cause of action against our directors.

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In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Takeovers

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An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any nontendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

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Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporate does not own all of the stock of the subsidiary, dissenting stockholders of the subsidiary are entitled to certain appraisal rights.

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Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested stockholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.

Dissenter’s rights of appraisal

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A dissenting shareholder (that did not vote in favor of the amalgamation or merger) of a Bermuda exempted company is entitled to be paid the fair value of his or her shares in an amalgamation or merger.

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With limited exceptions, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation.

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The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets.

Dissolution

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Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

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Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all stockholders entitled to vote thereon consent in writing to such dissolution.

Shareholders’ derivative actions

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Class actions and derivative actions are generally not available to shareholders under Bermuda law. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

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In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

MATERIAL TAX CONSIDERATIONS

The following is a discussion of the material Bermuda and U.S. federal income tax considerations that may be relevant to an investment decision by a potential investor with respect to our common shares.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.S. Federal Income Tax Considerations

The following are the material U.S. federal income tax consequences to U.S. Holders (as defined below) of owning and disposing of common shares acquired in this offering. This discussion does not address any aspects of U.S. taxation other than U.S. federal income taxation, does not address any U.S. state, local or non-U.S. tax considerations, and does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire common shares. This discussion applies only to U.S. Holders that hold their common shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances including alternative minimum, gift, and estate tax consequences, and does not address the tax consequences applicable to U.S. Holders subject to special rules, such as:

●	a holder of common shares who actually or constructively owns or is deemed to own 10% or more of the total combined voting power of all classes of our shares entitled to vote;

●	a U.S. Holder who is also resident or ordinarily resident in Bermuda for Bermuda tax purposes or who is otherwise subject to Bermuda income tax or capital gains tax with respect to our common shares;

●	a bank or other financial institution;

●	an insurance company;

●	a dealer or trader in securities who uses a mark-to-market method of tax accounting;

●	a person holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or a person entering into a constructive sale with respect to common shares;

●	a U.S. Holder whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	an entity classified as a partnership or other pass-through entity for U.S. federal income tax purposes, including persons that will hold our common shares through such an entity;

●	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” or retirement plan;

●	a U.S. expatriate;

●	a real estate investment trust;

●	a regulated investment company;

●	a person who acquired our common shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

●	a person holding our common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of common shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, any of which is subject to change, possibly with retroactive effect, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the common shares or that such a position would not be sustained.

A “U.S. Holder” is a beneficial owner of common shares that for U.S. federal income tax purposes is:

●	an individual citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

●	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the ability to control all of the substantial decisions of such trust, or if such trust has a valid election in effect to be treated as a United States person; or

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

●	U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of common shares in their particular circumstances.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of common shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, any of which is subject to change, possibly with retroactive effect, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the common shares or that such a position would not be sustained.

A “U.S. Holder” is a beneficial owner of common shares that for U.S. federal income tax purposes is:

●	an individual citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

●	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the ability to control all of the substantial decisions of such trust, or if such trust has a valid election in effect to be treated as a United States person; or

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of common shares in their particular circumstances.

Subject to the discussion below under “Passive Foreign Investment Company Rules,” this discussion assumes that we are a foreign corporation that is not, and will not become, a passive foreign investment company, or PFIC, as described below.

Taxation of Distributions

Although we do not currently plan to pay dividends, any future distributions paid on common shares (including the amount of any foreign taxes withheld therefrom) will be treated as taxable dividends to a U.S. Holder to the extent of such U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution paid to a U.S. Holder with respect to our common shares exceeds such U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the common shares (determined on a share-by-share basis), will reduce (but not below zero) such basis, and thereafter generally will be treated as a capital gain. See “—Sale or Other Taxable Disposition of Common Shares” below. We may not maintain calculations of our earnings and profits under U.S. federal income tax principles. Accordingly, distributions, if any, generally will be reported to U.S. Holders as dividends. The amount of any dividend income paid in Bermudan dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt (or deemed receipt), a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such foreign currency gain or loss should be treated as ordinary income or loss from United States sources for United States foreign tax credit purposes.

Dividends received by a non-corporate U.S. Holder are eligible to be taxed at reduced rates, if we are a “qualified foreign corporation” and certain other applicable requirements, including holding period requirements, are met. The reduced rate applicable to dividends paid to non-corporate U.S. Holders is not available for dividends paid by a PFIC (described below) or in certain other situations, including if we are not a qualified foreign corporation. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on common shares which are readily tradable on an established securities market in the United States. The common shares are expected to be listed on Nasdaq, which is an established securities market in the United States, and we expect the common shares to be readily tradable on Nasdaq. However, there can be no assurance that the common shares will be considered readily tradable on an established securities market in the United States in later years. Subject to the discussion under “Passive Foreign Investment Company Rules,” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that the holding period requirement and certain other requirements are met. Dividends received by a corporate U.S. Holder will not be eligible for the dividends-received deduction generally available to U.S. corporate shareholders under the Code for dividends received from certain U.S. and non-U.S. corporations.

For foreign tax credit limitation purposes, distributions paid on the common shares that are treated as dividends will be treated as income from sources outside the United States and will generally constitute passive category income.

Sale or Other Taxable Disposition of Common Shares

For U.S. federal income tax purposes, gain or loss recognized on the sale or other taxable disposition of common shares generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s adjusted tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gains recognized by non-corporate U.S. Holders are taxable at reduced rates. There are limitations on the deductibility of capital losses.

Any such capital gain or loss will generally be U.S.-source gain or loss for foreign tax credit limitation purposes.

If the consideration received for the common shares is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received translated at the spot rate of exchange on the date of disposition. A U.S. Holder may realize additional gain or loss upon the subsequent sale or disposition of such currency, which will generally be treated as U.S. source ordinary income or loss. If the common shares are treated as traded on an established securities market and the relevant holder is either a cash basis taxpayer or an accrual basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such holder will determine the U.S. dollar value of the amount realized in a foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the disposition. If the common shares are not treated as traded on an established securities market, or the relevant U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such U.S. Holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of disposition (as determined above) and the U.S. dollar value of the currency received at the spot rate on the settlement date. Any such foreign currency gain or loss will generally be U.S. source ordinary income or loss.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be a PFIC in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. The average value of a corporation’s assets for this purpose, in the case of a corporation whose shares are publicly traded for the taxable year, generally is the average of their fair market value at the end of each quarter. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

We do not believe we were a PFIC in the 2022 taxable year and, based on the nature of our business, the projected composition of our income and the projected composition and estimated fair market values of our assets, we do not expect to be a PFIC in the current taxable year. However, there can be no assurances in this regard, or that the IRS will agree with our conclusion, because we expect to hold following this offering a substantial amount of cash, and because the calculation of the value of our assets may be based in part on the value of our shares, which may fluctuate considerably after this offering. In addition, there can be no assurances regarding our PFIC status in one or more subsequent years to the extent that our activities change, and our United States counsel expresses no opinion with respect to our PFIC status in the taxable year that began in 2022 or the current taxable year, and also expresses no opinion with respect to our predictions or past determinations regarding our PFIC status in the past or in the future.

If we are a PFIC in any taxable year during which a U.S. Holder owns our shares, such U.S. Holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the shares, whether or not we continue to be a PFIC. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. Holder’s holding period for the shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. If we are a PFIC for any year during which a U.S. Holder holds the shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the shares. If such election is made, the U.S. Holder will be deemed to have sold the shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. Holder’s shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds the shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by the lower-tier PFIC and a disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries. The tax consequences that would apply if we were a PFIC would be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. Holder for the shares held by such U.S. Holder. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of the shares held at the end of the taxable year over the adjusted tax basis of such shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in the shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other taxable disposition of the shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

The shares will be marketable stock as long as they remain listed on a qualified exchange, such as the Nasdaq, and are regularly traded. A mark-to-market election will not apply to the shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any subsidiary that we own. Accordingly, a U.S. Holder may continue to be subject to the PFIC rules with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for our shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid “qualified electing fund,” or QEF, election. As we do not expect to provide U.S. Holders with the information required in order to permit a QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information.

Medicare Tax

In general, a United states person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US$125,000 and US$250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will include its gross dividend income and its net gains from the disposition of our common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our common shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our common shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). U.S. Holders paying more than $100,000 for our common shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting. Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Each U.S. Holder is urged to consult with its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing of our common shares if we are or become classified as a PFIC, including the procedure for, and the possibility and consequences of, making a purging or mark-to- market election. We cannot provide any assurances that the IRS will agree with our annual determinations of our PFIC status.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated September 1, 2023, with B. Riley under which we may issue and sell up to US$50,000,000 of common shares from time to time pursuant to this prospectus supplement through or to B. Riley acting as sales agent or principal.

The Agent may sell the common shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to sell common shares under the Sales Agreement, we will provide the Agent with a placement notice describing the number of common shares to be sold, the time period during which sales are requested to be made, any limitation on the number of common shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such common shares up to the amount specified on such terms. Unless otherwise specified, the settlement between us and the Agent will occur on the second trading day following the date on which the sale was made. The obligation of the Agent under the Sales Agreement to sell common shares pursuant to a placement notice is subject to a number of conditions. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent a commission equal to up to 3.0% of the gross proceeds of the sales price of all common shares sold through the Agent as sales agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to pay various fees and expenses related to this offering, including certain of the Agent’s legal expenses up to $75,000 in the aggregate incurred in connection with entering into the transactions contemplated by the Sales Agreement and up to $10,000 in the aggregate, per calendar year, for ongoing diligence arising from the transactions contemplated by the Sales Agreement.

We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately US$150,000.

In connection with the sale of common shares contemplated in this prospectus supplement, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley against certain civil liabilities, including liabilities under the Securities Act.

Sales of common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon.

The offering of common shares pursuant to the Sales Agreement will terminate on the earlier of (1) the sale of all of the common shares subject to the Sales Agreement or (2) termination of the Sales Agreement by us or the Agent.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to Form 6-K and will be incorporated by reference into the registration statement of which this prospectus supplement is a part of.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us, for which services they may in the future receive customary fees.

LEGAL MATTERS

The validity of the common shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, our special Bermuda counsel and certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for B. Riley by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Tiziana Life Sciences Ltd. as of December 31, 2022, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of PKF Littlejohn LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of PKF Littlejohn LLP, is 15 Westferry Circus, London E14 4HD, United Kingdom.

The consolidated financial statements of Tiziana Life Sciences Ltd. as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of Mazars LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of Mazars LLP is 30 Old Bailey, London, EC4M 7AU, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a “shelf” registration statement that we filed with the SEC. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ending December 30, 2022 has been filed with the SEC. We have also filed periodic reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

EXCHANGE CONTROLS

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our common shares) are listed on an “Appointed Stock Exchange” (which would include the Nasdaq). Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. It may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. Our registered office address in Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

We have been advised by our special Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a U.S. judgment as long as (1) the U.S. court had proper jurisdiction over the parties subject to the judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda; (3) the U.S. judgment was not obtained by fraud; (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; (6) there is due compliance with the correct procedures under the laws of Bermuda; and (7) the U.S. judgment is not inconsistent with any judgment of the courts of Bermuda in respect of the same matter.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. We have been advised that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they are likely to be contrary to Bermuda public policy. Further, it may not be possible to pursue direct claims in Bermuda against us or our directors and officers for alleged violations of U.S. federal securities laws because these laws are unlikely to have extraterritorial effect and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged and proved in the Bermuda proceedings constitute or give rise to a cause of action under the applicable governing law, not being a foreign public, penal or revenue law.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus supplement and should be read carefully. Certain information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022;

●	our Amended Annual Report on Form 20-F/A for the fiscal year ended December 31, 2022;

●	our Reports on Form 6-K furnished to the SEC on January 3, 2023, January 4, 2023, March 8, 2023, March 15, 2023, March 17, 2023 (2), March 20, 2023, March 21, 2023, March 22, 2023, March 28, 2023, March 31, 2023, April 4, 2023 (2), April 10, 2023, April 13, 2023, April 18, 2023, April 20, 2023, April 24, 2023, April 27, 2023, May 17, 2023, May 23, 2023, May 25, 2023, June 5, 2023, June 13, 2023, July 21, 2023, August 15, 2023, August 17, 2023, August 23, 2023 (2), and September 1, 2023;

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Tiziana Life Sciences Ltd.

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda

+44 (0) 20 7495 2379

You may also access these documents on our website, www.tizianalifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$250,000,000

Common Shares

 Warrants
Units

We may offer, issue and sell from time to time up to $250,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our common shares, warrants to purchase common shares, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our common shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our common shares are listed on The Nasdaq Global Market under the symbol “TLSA”. On February 24, 2022, the last reported price of our common shares on The Nasdaq Global Market was $0.62 per share.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering of our securities. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “Tiziana,” “Tiziana Life Sciences Ltd.,” “the company,” “we,” “us” and “our” refer to Tiziana Life Sciences Ltd. and its wholly-owned subsidiaries, Tiziana Therapeutics, Inc., Tiziana Pharma Limited and Longevia Genomics S.r.l. References to “common shares”, “warrants” and “share capital” refer to the common shares, warrants and share capital, respectively, of Tiziana Life Sciences Ltd.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002, as amended.

We may take advantage of these reduced reporting and other regulatory requirements until such time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Prospectus Summary.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

We are a biotechnology company that is focused on the discovery and development of novel molecules to treat high unmet medical needs in oncology and immunology. Our mission is to design and deliver next generation therapeutics for oncology and immune diseases of high unmet medical need by combining deep understanding of disease biology with clinical development expertise. We have a drug discovery pipeline of small molecule new chemical entities, or NCEs, and biologics. We employ a lean and virtual research and development, or R&D, model using highly experienced teams of experts for each business function to maximize value accretion by focusing resources on the drug discovery and development processes.

Foralumab (TZLS-401)

Our lead product candidate in immunology is Foralumab (TZLS-401), which we believe is the only fully human anti-CD3 monoclonal antibody, or mAb, in clinical development. MAbs represent antibodies produced by single clones that recognize a single epitope on its target. They are an important class of human therapeutics for treating cancers and autoimmune diseases. We are developing Foralumab, for which we in-licensed the intellectual property from Novimmune, SA, a Swiss biotechnology company, or Novimmune, as a potential treatment for neurodegenerative diseases such as progressive Multiple Sclerosis, or MS, Type-1 Diabetes (T1D) and Crohn’s disease. As the only fully human engineered, non-Fc binding anti-CD3 mAb in clinical development. Foralumab has significant potential advantages in safety profile and reduced immunogenicity. We believe that oral or intranasal administration of Foralumab has the potential to reduce inflammation while minimizing the toxicity and related side effects.

To date, Foralumab has been studied in one Phase 1 and two Phase 2a clinical trials conducted by Novimmune in 68 patients dosed by the intravenous route of administration. In these trials, Foralumab treatment was well-tolerated and produced immunologic effects consistent with potential clinical benefit while demonstrating mild to moderate infusion related reactions. With completion of the intravenous dosing for Phase 2a trial in Crohn’s Disease, Foralumab’s ability to modulate T-cell response enables potential extension into a wide range of other autoimmune and inflammatory diseases, such as, , MS, T1D, inflammatory bowel disease (Crohn’s disease and ulcerative colitis), graft versus host disease, psoriasis and rheumatoid arthritis.

Our focus is to develop alternative routes of administration for clinical benefits. Foralumab is being developed for oral and nasal administration as a site targeted immunomodulatory agent, with therapeutic benefits of rendering T-cells unable to orchestrate an immune response and induction of immune tolerance via upregulation of Tregs and downregulation of cytotoxic T cells. Recently completed clinical studies in healthy volunteers and in COVID-19 patients further support this novel mechanism of action of Foralumab. In September 2021, we executed an agreement with Precision Biosciences to evaluate the potential use of Foralumab in conjunction with CAR-T to improve success and reduce recurrence rate of cancer as a relatively milder lymphodepleting agent. There is further potential for Foralumab to be combined with TZLS-501, our fully human anti-IL-6R mAb in development to target autoimmune and inflammatory diseases. In November 2016, we announced new data for oral efficacy in humanized mouse models with Foralumab, a major milestone and a potential breakthrough for the treatment of nonalcoholic steatohepatitis and autoimmune disease. This unique oral technology stimulates the natural gut immune system and potentially provides a therapeutic effect in inflammatory and autoimmune diseases with greatly reduced toxicity. Positive therapeutic effects with Foralumab were consistently demonstrated in animal studies conducted by Prof. Kevan Herold (Yale University) and Prof. Howard Weiner (Harvard University).

In April 2018, we entered into an exclusive license agreement with The Brigham and Women’s Hospital, Inc. relating to a novel formulation of Foralumab dosed in a medical device for nasal administration. An investigational new drug application, or IND, for the first-in-human evaluation of the nasal administration of Foralumab in healthy volunteers for progressive MS indication was filed in the second quarter of 2018. Subsequent to IND approval, a single-site, double-blind, placebo-controlled, dose-ranging Phase 1 trial with nasally administered Foralumab at 10, 50 and 250 µg per day, consecutively for 5 days to evaluate biomarkers of immunomodulation of clinical responses was initiated in November 2018. The trial was conducted at the Brigham and Women’s Hospital, Harvard Medical School, Boston, MA, in healthy volunteers in which 18 subjects received Foralumab treatment and 9 patients received placebo. The study was completed in September 2019, and data demonstrated that nasally administered Foralumab was well-tolerated and no drug-related safety issues were reported at any of the doses. No drug-related changes were observed in vital signs among subjects at predose during treatment and at discharge. Nasally administered Foralumab at the 50 µg dose suppressed cytotoxic CD8+ as well as perforin-secreting CD8+ cells, which have been implicated in neurodegeneration in MS. Treatment at 50 µg stimulated production of anti-inflammatory cytokine IL-10 and suppressed production of pro-inflammatory cytokine interferon-gamma (IFN-γ). Taken together, the treatment showed significant positive effects on the biomarkers for activation of mucosal immunity, which are capable of inducing site-targeted immunomodulation to elicit anti-inflammatory effects. We had a meeting with the Food and Drug Administration (FDA) to seek guidance for further clinical development of Foralumab. Per FDA guidance, we initiated a trial, in collaboration with BWH, Harvard University, with nasally administered Foralumab in a patient with secondary progressive multiple sclerosis (SPMS) to evaluate safety. The interim data after 3 months of dosing indicated that treatment was welltolerated and appeared to produce positive clinical response. The data was submitted to FDA to seek permission to enroll additional patients. FDA allowed enrollment of the second patient and also allowed the treatment with the first patient to continue. Our objective is to demonstrate safety of nasally administered Foralumab and seek permission from FDA to initiate a Phase 2 trial in progressive MS patients. We intend to have a meeting with FDA, after the 6 months of dosing in first patient and 12 weeks of completion of dosing in second patient, to seek guidance for further clinical development in SPMS.

An enteric-coated capsule formulation using a proprietary and novel technology has been developed for oral administration of Foralumab. cGMP manufacturing of clinical trial materials for a Phase 1 study has been completed and an IND was submitted in March 2019.

On September 9, 2019, the U.S. Food and Drug Administration, or FDA, granted approval to initiate the Phase 1 clinical trial to evaluate the safety and pharmacokinetics of oral Foralumab at 1.25, 2.5 and 5.0 mg/day as a single ascending dose study. The study was completed in December 2019 at the Brigham and Women’s Hospital. The core formulation technology is to encapsulate free flowing powder blends of fForalumab stabilized by lyophilization in enteric-coated capsules. The clinical data from this phase 1 trial indicated that the treatment was well-tolerated at all doses tested and there were no drug-related safety issues observed even at the highest dose of 5 mg in this trial. We have had meetings with FDA and submitted an IND seeking approval to initiate a Phase 1b safety study in mild-to-moderate Crohn’s Disease patients with orally administered Foralumab. This Phase 1b trial is anticipated to be completed in 4Q, 2022. Following completion of this trial demonstrating safety of patient, we intend to initiate a Phase 2 study in Crohn’s Disease patients.

In addition, on August 18, 2020 the United States Patent and Trademark Office, or USPTO, granted us a patent on use and methods of treatment of Crohn’s disease with Foralumab, its proprietary fully human monoclonal antibody, and all other anti-CD3 mAbs. The CD3 (cluster of differentiation 3) is a protein complex on T-cells, which is important for the regulation of the immune system. The patent was published by the USPTO on September 1, 2020 as Patent No. 10,759,858. Recently, we also announced the issuance of the first-ever patent on oral administration of anti-CD3 mAbs for treatment of human diseases (Patent No. 10,688,186). We believe the grant of this additional composition-of-matter and use patent further strengthens our intellectual property, consisting of proprietary technologies on oral and nasal administration of Foralumab and other anti-CD3 mAbs for the treatment of human diseases.

On July 16, 2020, we announced that we had submitted a patent application on the potential use of Foralumab, a fully human anti-CD3 mAbs, to improve success of chimeric antigen receptor T-cell, or CAR-T, therapy for cancer and other human diseases. The patent application conveys inventions related lymphodepletion to improving CAR-T expansion and/or survival using anti-CD-3 mAbs administered either alone or in combination with other co-stimulatory molecules, such as an anti-IL-6R mAb, an anti-CD28 mAb or specific inhibitors of signaling pathways of phosphatidylinositol 3-kinase (PI3K), protein kinase B (AKT), or mammalian target of rapamycin (mTOR).

On July 31, 2020, we announced that we had submitted a patent application for the potential use of nasally administered Foralumab, a fully human anti-CD3 mAb, for the treatment of COVID-19 either alone or in combination with other anti-viral drugs. Recent clinical studies implied that a combination of anti-inflammatory and anti-viral drugs may be more effective to treat patients at different stages of COVID-19 disease.

A collaborative clinical study was initiated on November 2, 2020, investigating nasally administered Foralumab either alone or in combination with orally administered dexamethasone in COVID-19 patients in Brazil. In view of the importance and urgency, scientific teams at the Harvard Medical School, Santa Casa de Misericórdia de Santos Hospital (Jabaquara, Santos, Brazil) and at our company closely collaborated to facilitate initiation of this study in expedited time frames. The clinical trial was coordinated by the team at INTRIALS, a leading, full-service Latin America Clinical Research Organization, (CRO) based in Sao Paulo City, Brazil. The trial was completed in January 2021, and the clinical outcome from this trial was announced in February2021. This trial, the first-ever trial on nasal administration of Foralumab for treatment of COVID-19, is of enormous significance because the underlying scientific approach is to modulate immune system, which is dysregulated and crippled to protect against the virus. If successful, we believe this approach could be good for treatment of all COVID-19 variants and other viruses. A manuscript describing these clinical findings was published as a full-length article in peer-reviewed Frontier in Immunology journal (Moreira et al., 2021, Front Immunol 12, 709861).

Additionally, we have initiated a program to evaluate the use of parenterally administered Foralumab to delay onset of T1D. We plan to file an IND in Q2 2022 followed by initiation of a Phase 1 study

TZLS-501

We are accelerating development of a fully human mAb targeting the IL-6R (TZLS-501) for which the intellectual property was licensed from Novimmune in 2017. This fully human mAb has a novel mechanism of action, binding to both the membrane-bound and soluble forms of the IL-6R as well as depleting circulating levels of the IL-6 in the blood. Excessive production of IL-6 is regarded as a key driver of acute inflammation resulting from infection with viral agents such as Coronaviruses and of chronic inflammation, associated with autoimmune diseases such as multiple myeloma, oncology indications and rheumatoid arthritis, and we believe that TZLS-501 may have potential therapeutic value for these indications.

In preclinical studies, TZLS-501 demonstrated the potential for overcoming the limitations of other IL-6 blocking pathway drugs. Compared to tocilizumab and sarilumab, while binding to the membrane-bound IL-6R complex, TZLS-501 has been observed to have a higher affinity for the soluble IL-6R from antibody binding studies conducted in cell culture. TZLS-501 also demonstrated the potential to block or reduce IL-6 signaling in mouse models of inflammation. The soluble form of IL-6 has been implicated to have a larger role in disease progression compared to the membrane-bound form (Kallen, K.J. (2002). “The role of trans-signaling via the agonistic soluble IL-6R in human diseases.” Biochimica et Biophysica Acta. 1592 (3): 323–343.)

In March 2020, we expedited development and cGMP manufacturing of TZLS-501 for treatment of patients infected with coronavirus COVID-19. TZLS-501 was to be administered using a proprietary inhalation formulation technology.

On August 24, 2020 we announced that the USPTO had granted a patent for methods and use of fully human mAb (TZLS-501) that recognizes both IL-6R and IL-6 receptor complex with IL-6 (IL-6R/IL-6) for prophylactic and therapeutic intervention for human diseases. We initially entered into a world-wide exclusive license from Novimmune in 2017. The license is currently maintained with Bristol Myers Squibb. The patent (No. 10,759,862) was published by the USPTO on September 1, 2020. The grant of this additional patent on TZLS-501 is of particular significance for the potential treatment of COVID-19 and other pulmonary diseases such as acute respiratory distress syndrome (ARDS).

We filed a patent on inhalation delivery of TZLS-501 using a hand-held nebulizer for direct delivery in lungs. It is expected that the direct delivery of TZLS-501 might rapidly deplete the excessive levels of IL-6 present in lungs to provide rapid relief. TZLS-501 is a novel anti-IL-6R mAb that also depletes circulating levels of IL-6 and its biochemical functions are not interfered by the excessive level of IL-6. Hence, we believe TZLS-501 is very well distinguished from Actemra® and Kevzara®. Currently, we are developing TZLS-501 for treatment of COVID-19. The underlying scientific approach is to deplete IL-6 and suppress the cytokine storm in lungs. This approach might be applicable for treatment of all variants of COVID-19.. We are also considering evaluation of inhaled TZLS-501 for treatment of pulmonary fibrosis, which is an unmet medical need. We have completed cGMP manufacturing and IND-enabling studies with this antibody and intends to initiate an initial Phase 1 clinical study shortly.

Milciclib (TZLS-201)

We are developing Milciclib, for which we in-licensed the intellectual property from Nerviano Medical Sciences S.r.l. in 2015, as a potential treatment for hepatocellular carcinoma, or HCC. A novel feature of Milciclib is its ability to reduce levels of microRNAs, miR-221 and miR-222. MicroRNAs are small RNA molecules that play a significant role in the regulation of gene expression. miR-221 and miR-222 are believed to be linked to the development of blood supply (angiogenesis) in cancer tumors. Levels of these microRNAs are consistently elevated in HCC patients and may contribute towards resistance to treatment with Sorafenib, a multikinase inhibitor (a drug which may inhibit the cellular division and proliferation associated with certain cancers) often prescribed to HCC patients as the Standard of Care.

To date, Milciclib has been studied in a total of eight completed Phase 1 and 2 clinical trials in 316 patients. In these trials, Milciclib was observed to be well-tolerated and showed initial signals of anti-tumor action. Prior to in-licensing, Milciclib was granted orphan designation by the European Commission and by the FDA for the treatment of malignant thymoma and an aggressive form of thymic carcinoma in patients previously treated with chemotherapy. In two Phase 2a trials, CDKO-125a-006 and CDKO125a-007, Milciclib showed signs of slowing disease progression and acceptable safety. We initiated a Phase 2a trial (CDKO-125a-010) of Milciclib safety and tolerability as a single therapy in sorafenib-intolerant patients with advance cases of HCC in the first half of 2017. Typically, this population of patients have an advanced form of the disease with poor prognosis and an average overall survival expectancy of three to five months. In May 2018, the Independent Data Monitor committee, or IDMC, completed an interim analysis of tolerability data from the first eleven treated patients and recommended expansion of the initial cohort to an additional 20 patients to complete the trial enrolment, which was completed in December 2018. In March 2019, the IDMC reviewed safety data from patients as of February 26, 2019 and concluded that the administration of Milciclib to patients with advanced HCC was not associated with unexpected signs or signals of toxicity. 28 out of 31 treated patients were evaluable, 14 completed the 6-month duration study. The most frequent adverse events such as diarrhea, ascites, nausea, fatigue, asthenia, fever, ataxia, headache, and rash were manageable. No drug-related deaths were recorded.

The Phase 2a trial was completed in June 2019 with clinical safety result reported in July 2019 and efficacy results reported in September 2019. The clinical activity assessment in evaluable patients was based on the independent radiological review using the modified Response Evaluation Criteria in Solid Tumors.

●	14 out of 28 (50%) evaluable patients completed six-month duration of the trial.

●	Both median TTP and PFS were 5.9 months (95% Confidence Interval (CI) 1.5-6.7 months) out of the 6-months duration of the trial.

●	16 of 28 (57.1%) evaluable patients showed ’Stable Disease.’

●	One patient (3.6%) showed unconfirmed ‘Partial Response.’

●	17 of 28 (60.7%) evaluable patients showed ‘Clinical Benefit Rate’ defined as CBR=CR+PR+SD (with CR representing Complete Remission).

Since overexpression of cyclin-dependent kinases, or CDKs, and dysregulation in pRB pathway (regulates transcription factors critical for cell cycle progression) are prominently associated with tumor cell resistance to certain chemotherapeutic drugs, inhibition of multiple CDKs is an appealing approach to improve clinical responses in cancer patient’s refractory to existing treatment options. A Phase 1 dose-escalation study of Milciclib in combination with gemcitabine in patients with refractory solid tumors exhibited clinical activity in patients, including those who were refractory to gemcitabine. The patients enrolled in this trial were resistant to all existing chemotherapies for cancer. The trial data showed that Milciclib in combination with gemcitabine provided 36% clinical response to these patients who had shown no response to gemcitabine when administered alone. These data suggest that Milciclib may be able to overcome drug-resistance. This novel attribute of Milciclib may have application as an adjuvant therapy in combination with chemotherapies for treatment of refractory, malignant and advanced cases of cancers. The data from this trial also showed that the combination treatment delayed onset in a patient with non-small cell lung carcinoma (NSCLC). The preclinical data from an animal study also suggest that orally administered Milciclib might also be effective in Kras+ (G12C) mutants of NSCLC cancer. These pre-clinical and clinical data strongly warranted further evaluation of the combination of milciclib + gemcitabine for treatment of NSCLC. We intend to initiate a Phase 2 trial shortly with the combination in NSCLC patients carrying pan-KRAS+ mutants.

On August 21, 2020 we announced that the USPTO had granted us a patent on use of Milciclib in combination with tyrosine kinase inhibitors, or TKIs, such as Sorafenib (Nexavar®), Regorafenib (Stivarga®) and Lenvatinib (Lenvima®) for the treatment of hepatocellular carcinoma, or HCC, and other cancers in humans. This patent was published by the USPTO on September 1, 2020 as Patent No. 10,758,541. Like most human cancers, HCC is a complex multi-factorial cancer with multiple underlying mechanisms causing enormous heterogeneity in patient populations. Consequently, patients with HCC often develop resistance towards the monotherapies of existing therapeutics. Thus, there is an urgent need for combination drug treatment approaches targeting different mechanisms to achieve better clinical outcomes.

Our Product Candidates

Our product candidate pipeline is set forth below:

Development Pipeline

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

●	We may fail to demonstrate the safety and therapeutic utility of our product candidates to the satisfaction of applicable regulatory authorities, which would prevent or delay regulatory approval and commercialization.

●	We depend on enrollment of patients in our clinical trials for our product candidates and may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates and could materially adversely affect our research and development efforts and business, financial condition and results of operations.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	We have incurred net losses in every year since our inception. We anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We need substantial additional funding to complete the development of our product candidates, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate certain of our product development, research operations or future commercialization efforts, if any.

●	We rely, and expect to continue to rely, on third parties to conduct our preclinical studies and clinical trials and for product manufacturing. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

●	Our rights to develop and commercialize our product candidates are subject to the terms and conditions of licenses granted to us by others. If we fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose license rights that are important to the business.

●	If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.

●	A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business and operations.

●	We may re-incorporate in another jurisdiction, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

●	The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

●	As a foreign private issuer we are exempt from a number of rules under the U.S. securities laws as well as certain Nasdaq corporate governance rules applicable to U.S. listed companies and are permitted to file less information with the SEC than U.S. public companies.

●	Claims of U.S. civil liabilities may not be enforceable against us.

●	If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

●	We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

Corporate Information

We were originally incorporated under the laws of England and Wales on February 11, 1998 with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On October 19, 2021, we became a Bermuda-incorporated company that is tax resident in England. Our new name is Tiziana Life Sciences Ltd.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is Tiziana Therapeutics, Inc.

“Tiziana,” the Tiziana logo and other trademarks or service marks of Tiziana Life Sciences Ltd. appearing in this prospectus are the property of Tiziana or our subsidiaries. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM OF ASSOCIATION

Introduction

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our memorandum of association, or Memorandum, and relevant provisions of the Bermuda Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our memorandum of association and applicable Bermuda law.

We were originally incorporated under the laws of England and Wales on February 11, 1998 under the name of Bigboom plc, with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On October 19, 2021, pursuant to a UK scheme of arrangement, a Bermuda-incorporated company that is tax resident in England acquired the business of Tiziana Life Sciences plc, in succession to us, and the holders of ordinary shares of Tiziana Life Sciences plc received new common shares of the Bermuda company in exchange for their ordinary shares of Tiziana Life Sciences plc. Our new name, operating as a Bermuda company, is Tiziana Life Sciences Ltd.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

General

Our share capital comprises common shares of par value $0.001 each and preference shares of par value $0.001 each. Subject to a resolution of shareholders to the contrary and any special rights previously conferred on the holders of any existing shares or class of shares, the Board is authorized to issue any unissued shares on such terms and conditions as it may determine.

Share Capital

Voting Rights

Each holder of our common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders. Under our Bye-laws, at any general meeting held for the purpose of electing directors at which a quorum is present, the director nominees receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

Dividends

The Board may, subject to the our Bye-laws and in accordance with Section 54 of the Bermuda Companies Act, declare a dividend to be paid to the shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or in specie. Dividends unclaimed after seven years from the date when the respective dividend became payable shall, if the Board so resolves, be forfeited and cease to remain owing by us.

Liquidation

On winding-up the liquidator may with the authority of a resolution of the members, divide the whole or any part of our the assets among the shareholders, in whole or part, in specie or vest the whole or any part of the assets upon such trusts as the liquidator shall think fit.

Rights and Preferences

The rights, preferences and privileges of the holders of our common shares is subject to and may be adversely affected by the rights of the holders of shares of any series of preference shares that we may designate in the future.

Preferred Stock

Subject to our Bye-laws and Bermuda law, the Board has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our common shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable, any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material U.K. and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$27,275
FINRA fee	38,000
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Other miscellaneous fees and expenses	2,225
Total	$107,500

LEGAL MATTERS

Certain legal matters with respect to Bermuda law with respect to the validity of the offered securities will be passed upon for the Company by Conyers Dill & Pearman Limited. Sheppard Mullin Richter & Hampton, LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The Form 20-F for the fiscal year ended 31 December 2020 which includes the consolidated financial statements of Tiziana Life Sciences plc as of December 31, 2020 and 2019, and for each of the years then ended, together with the report of Mazars LLP, an independent registered public accounting firm has been incorporated by reference upon the authority of said firm as experts in accounting and auditing.  The registered business address of Mazars LLP is Tower Bridge House, St Katharine’s Way, London E1W 1DD.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of Bermuda. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of Bermuda would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman Limited that there is currently no treaty between (i) the United States and (ii) Bermuda providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in Bermuda. We have also been advised by Conyers Dill & Pearman Limited that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that (1) the U.S. court had proper jurisdiction over the parties subject to the judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda; (3) the U.S. judgment was not obtained by fraud; (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; (6) there is due compliance with the correct procedures under the laws of Bermuda; and (7) the U.S. judgment is not inconsistent with any judgment of the courts of Bermuda in respect of the same matter

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Bermuda judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in Bermuda.

If a Bermuda court gives judgment for the sum payable under a U.S. judgment, the Bermuda judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Bermuda court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an Bermuda judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Bermuda unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020;

●	our Reports on Form 6-K and 6-K/A furnished to the SEC on January 4, 2021, January 13, 2021, January 20, 2021, January 27, 2021, February 2, 2021, February 3, 2021, February 5, 2021, (2), February 26, 2021, March 30, 2021 (2), April 13, 2021, May 5, 2021, May 21, 2021, May 25, 2021, May 26, 2021, June 17, 2021, June 21, 2021, June 23, 2021, June 25, 2021, July 2, 2021, July 8, 2021, August 17, 2021, August 20, 2021, September 2, 2021, September 24, 2021, September 27, 2021, October 19, 2021, October 21, 2021, January 10, 2022, January 13, 2022, January 20, 2022, January 24, 2022, February 4, 2022, and February 22, 2022;

●	our Current Report on Form 8-K filed with the SEC on October 21, 2021; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tiziana Life Sciences Ltd.

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda

+44 (0) 20 7495 2379

You may also access these documents on our website, www.tizianalifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ending December 31, 2020 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Up to US$50,000,000 Common Shares

Tiziana Life Sciences Ltd.

PROSPECTUS SUPPLEMENT

B. Riley Securities

September 1, 2023